EXHIBIT 99.1

Marlin Completes $201.7 Million Term Debt Securitization

MOUNT LAUREL, N.J., July 30, 2018 (GLOBE NEWSWIRE) -- Marlin (NASDAQ:MRLN), a nationwide provider of capital solutions to small businesses, announced today the completion of a $201.7 million asset-backed notes (“Notes”) term securitization by Marlin Leasing Corporation, a wholly owned subsidiary of Marlin Business Services Corp. This transaction was Marlin's eleventh term securitization and its first since 2010.  As with all prior term securitizations, this financing provides the Company with fixed-cost borrowing and will be recorded on its balance sheet as a financing transaction.  The Notes, which were issued in seven classes, have fixed interest rates ranging from 2.55% to 5.02% (with a weighted averaged fixed interest rate of 3.41%) and legal final maturity dates ranging from July 22, 2019 to May 20, 2025.

“We are pleased to announce the completion of our first term securitization since 2010,” said Jeffrey A. Hilzinger, Marlin’s President and CEO. “The positive market reception reflects Marlin's reputation for disciplined underwriting and strong credit culture.”

“The primary strategic objective of this financing was to diversify our funding sources and to release capital for growth by achieving a higher advance rate against the securitized assets than was being achieved in Marlin Business Bank, our wholly-owned depository,” said Hilzinger. “While we expect Marlin Business Bank to remain an important source of our funding, we also expect to be a programmatic issuer of asset-backed securities in the future as we use a mix of depository and wholesale funding to optimize our capital structure over time and across credit cycles.”

This was a private offering made pursuant to Rule 144A and Reg S under the Securities Act of 1933, as amended, by Marlin Receivables 2018-1 LLC, a wholly owned subsidiary of Marlin Leasing Corporation. Standard & Poor's Ratings Services, Inc. and Fitch Ratings Inc. rated the transaction, with the two senior classes receiving the agencies’ highest ratings.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Marlin
Marlin (NASDAQ:MRLN) is a nationwide provider of capital solutions to small businesses with a mission of helping small businesses fulfill their American dream. Our products and services are offered directly to small businesses and through financing programs with independent equipment dealers and other intermediaries. For more information about Marlin, visit www.marlinfinance.com or call toll free at (888) 479-9111.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned “Risk Factors” and “Business” in the Company’s Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
Taylor Kamp
Senior Vice President & Chief Financial Officer
856-505-4108

Lasse Glassen,
Addo Investor Relations
lglassen@addoir.com
424-238-6249